Exhibit 99.1

Federated Hermes, Inc. agrees to acquire a majority interest in FCP Fund Manager, L.P., a privately held real estate investment manager with client assets of $3.8 billion as of June 30, 2025
•Reinforces Federated Hermes’ publicly stated commitment to expand its private markets/alternatives investment capabilities, particularly in the United States
•Expands Federated Hermes’ real estate capabilities into major U.S. markets, complementing its U.K. business
•Boosts FCP’s institutional strength to support its growth ambitions
(PITTSBURGH, Pa., Oct. 23, 2025) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, has reached a definitive agreement to acquire 80% of FCP Fund Manager, L.P. (FCP), a privately held U.S. real estate investment manager based in Chevy Chase, Maryland.
FCP specializes in investing across the U.S. Multifamily asset class deploying capital through predominantly equity and several debt vehicles. FCP has invested in, operated and/or financed more than $14.6 billion in gross asset value since inception, including more than 75,000 multifamily apartment units.
Upon completion of the transaction, FCP and its 75-plus member team will continue to manage investment portfolios and other aspects of the business from its current locations. FCP has six U.S. offices, including its headquarters in Chevy Chase, Maryland, and deep local coverage of 19 priority U.S. markets that provide meaningful local knowledge and capability in high-growth areas of the country.
The aggregate purchase price of up to $331 million includes $215.8 million in cash consideration and $23.2 million in Federated Hermes Class B common stock that will be paid and issued at closing, and opportunities to earn contingent consideration of up to $92 million over multiple year periods after closing.
The transaction will reinforce Federated Hermes’ desire to enhance and grow its Private Markets/Alternatives offerings, where it already has a well-established mix of businesses operated primarily outside of the U.S. across Private Equity, Private Credit, Infrastructure and Real Estate, and Market Neutral strategies with assets totaling $19 billion as of Sept. 30, 2025.
The transaction will introduce additional expertise as Federated Hermes seeks to develop product solutions for its clients at a time of increasing demand for the private markets asset class. It also will expand Federated Hermes Real Estate capabilities into the U.S. market and will be complementary to its existing Real Estate operations in the U.K., which were founded in 1983, and had $5.5 billion of assets under management, as of Sept. 30, 2025.

MEDIA:    MEDIA:    ANALYSTS:
Ed Costello 412-288-7538    Libby Graner 412-288-7961    Ray Hanley 412-288-1920

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J. Christopher Donahue, president and chief executive officer of Federated Hermes, said: “We are delighted to announce the signing of the purchase agreement for this transaction today. Upon closing, this transaction will allow Federated Hermes to enter the U.S. Real Estate Market at a time when the Multifamily sector enjoys strong fundamentals and significant growth opportunities. FCP brings a long-term record of real estate investment performance, which has been driven by a focus on risk-adjusted returns, extensive local and regional market knowledge and deep community relationships.
“An additional attraction is the complementary experience and knowledge of the Residential sector, which will be vital as we seek to continue to grow our U.S. and U.K. real estate businesses.”
Esko Korhonen, FCP Founding Managing Partner, said: “In Federated Hermes, we have identified a firm with shared values and a strong commitment to building a private markets business. FCP is uniquely positioned to lead the private market expansion with Federated Hermes into Living sector assets in the U.S. This transaction provides an opportunity for FCP to strengthen its institutional platform, enhance its growth trajectory, and provide expanded resources, further enhancing our position as a leading national real estate firm benefiting our clients and stakeholders.”
Federated Hermes was represented by K&L Gates LLP and was advised by KPMG LLP and Hodes Weill & Associates. FCP was represented by Goodwin Procter LLP and advised by Berkshire Global Advisors.
The transaction was approved by the board of directors of Federated Hermes, Inc. and the executive management of FCP, and it is expected to close in the first half of 2026, subject to certain conditions being satisfied, including, among others, obtaining certain third-party consents and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This transaction will be the second Private Markets acquisition by Federated Hermes since the beginning of 2025, having acquired Rivington Energy Management Limited, a U.K. based infrastructure developer, in April 2025.
Conference call information
Federated Hermes will host a conference call to discuss the transaction at 9 a.m. Eastern on Oct. 24, 2025. Those wishing to participate should call 888-506-0062 (in the U.S.) or 973-528- 0011 (outside the U.S.) prior to the 9 a.m. start time. The call may also be accessed in real time via the About section of FederatedHermes.com/us. A replay will be available from approximately 12:30 p.m. Eastern on Oct. 24, 2025 until Oct. 31, 2025 by calling 877-481-4010 (in the U.S.) or 919-882-2331 (outside the U.S.) and entering access code 51862. An online replay will be available via FederatedHermes.com/us.
Related to the conference call, supplemental analyst presentation materials that Federated Hermes may use that describe certain details about Federated Hermes, FCP and the transaction also are available at FederatedHermes.com/us. Visit the About section of the website and click on “Analyst Presentation” link. The information contained in the analyst presentation materials is intended to be considered in the context of Federated Hermes’ filings with the Securities and Exchange Commission and other public announcements. Federated Hermes undertakes no duty or obligation to publicly update or revise that information, although it may do so from time to time.

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About Federated Hermes
Federated Hermes, Inc. (NYSE: FHI) is a global leader in active investment management, with $845.7 billion in assets under management, as of June 30, 2025. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com/us.
About FCP
FCP® is a privately held real estate investment company that has invested in or financed more than $14.6 billion in gross asset value since its founding in 1999. FCP invests directly and with operating partners in commercial and residential assets. The firm makes equity and structured investments in income-producing and development properties. Based in Chevy Chase, MD, FCP invests both its commingled, discretionary funds and separate accounts targeted at major real estate markets in the United States. For further information on FCP, please visit fcpdc.com.
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This press release contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding Federated Hermes’ plans, expectations, goals and projections relating to the proposed acquisition of FCP, including statements relating to the expected timing for completing the Transaction. The forward-looking statements included in this press release involve risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Federated Hermes has based these forward-looking statements on current expectations and assumptions about future events, taking into account information currently known by Federated Hermes. While Federated Hermes considers these expectations and assumptions to be reasonable, any forward-looking statement, and Federated Hermes’ level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Federated Hermes nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.